UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2007
ESCO TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Missouri	1-10596	43-1554045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9900A Clayton Road St. Louis, MO	63124-1186

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 213-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 25, 2007, the Registrant and ESCO Technologies Holding Inc. (“ESCO Holding”), a wholly-owned subsidiary of the Registrant, entered into a Stock Purchase Agreement (the “Agreement”) with Illinois Tool Works Inc. (“ITW”) pursuant to which ESCO Holding sold its wholly-owned subsidiary, Filtertek Inc. (“Filtertek”), to ITW. Filtertek designs, develops, manufactures, assembles, distributes, promotes, sells and services filtration products and injection molded components (the “Business”).
     The transaction was structured as a sale of all issued and outstanding capital stock of Filtertek (the “Transaction”), and closed on November 25, 2007 soon after the Agreement was entered into. The total consideration paid by ITW to ESCO Holding was $77,450,000, net of cash and debt, and subject to post-closing adjustments for changes in capital employed.
     On November 26, 2007, the Registrant issued a press release announcing the closing of the Transaction. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.
Representations and Warranties
     The Agreement provides for typical representations and warranties among the parties, which generally survive for eighteen months after closing, subject to certain exceptions for representations and warranties with longer survival periods. Those with longer survival periods include representations as to:
•	the Registrant and ESCO Holding’s authority and ownership of Filtertek, Filtertek’s capitalization and ITW’s authority, which survive for an unlimited duration;

•	tax matters, which survive until the expiration of the statute of limitations applicable to claims thereunder, plus three months;

•	the sufficiency of warranty accruals, which survive for a period of three years following the closing; and

•	environmental matters and intellectual property, which survive for a period of five years following the closing.
Closing Conditions
     The obligation of the parties to the Agreement to consummate the Transaction was subject to a number of closing conditions, including:
•	The delivery of certain closing certificates and stock certificates;

•	The transfer of Filtertek’s thermoform packaging business (the Tek Packaging divison) into a separate entity wholly-owned by ESCO Holding; and

•	The execution of a transition services agreement between Filtertek and the new thermoform packaging separate entity.
Indemnification
     The Registrant and ESCO Holding agreed, jointly and severally, to indemnify ITW and Filtertek for certain losses, including losses arising from breaches of representations and warranties and breach of covenants and losses relating to certain pre-closing operational matters. The Registrant and ESCO Holding’s indemnification obligation for breaches of representations and warranties shall not arise until any particular loss exceeds a de minimis amount of $5,000 (the “De Minimis”) and all losses exceed $425,000 (the “Deductible Amount”). Losses for other indemnification claims are not subject to De Minimis or the Deductible Amount. Indemnification is available up to the maximum amount of $11,000,000.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Cautionary Statements
The Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the Transaction, the Agreement is not intended to be a source of factual, business or operational information about the parties.
The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged among the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or any of its subsidiaries.
Item 2.01 Completion of Acquisition or Disposition of Assets
See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
b) Pro Forma Financial Information.

Pro Forma Financial Information
The following unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 2006 and the nine months ended June 30, 2007 present the Registrant’s results of operations as adjusted to give effect to the divestiture of the Filtertek Companies (“Filtertek”) (excludes the Tek Packaging operations) as if it occurred September 30, 2005. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2007 presents the Registrant’s financial position as if the divestiture occurred on June 30, 2007. The unaudited pro forma consolidated balance sheet as of June 30, 2007 reflects the elimination of the net assets of Filtertek, the elimination of all intercompany accounts, the inclusion of the net proceeds from the sale in cash and cash equivalents, and the estimated gain on the sale in shareholders’ equity. The net proceeds include the estimated taxes to be paid on the tax gain of the transaction, net of the utilization of capital loss carryforward. The final tax effect is subject to any post-closing adjustments and the final determination of the tax bases in the net assets sold. The estimated gain on the sale of Filtertek may change upon final determination and settlement of post-closing adjustments.
The unaudited pro forma financial statements should be read in conjunction with the Registrant’s consolidated financial statements and notes thereto previously filed as part of the Registrant’s most recent annual and quarterly reports on Forms 10-K and 10-Q for periods ended September 30, 2006 and June 30, 2007, respectively.
The unaudited pro forma information below is provided for information purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Registrant would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Registrant. Results of operations for the nine months ended June 30, 2007 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

Unaudited Pro Forma Consolidated Statement of Operations—Year Ended September 30, 2006

		(1)
		Filtertek (Excluding
(Dollars in thousands, except per share amounts)	ESCO Historical	Tek Pack)	Pro Forma Adjs		ESCO Pro Forma
Net Sales	$458,865	(76,512)			382,353
Cost and Expenses:
Cost of sales	300,309	(61,110)			239,199
SG&A	106,882	(10,973)			95,909
Amortization of intangible assets	6,872	(462)			6,410
Interest expense (income)	(1,286)	419	(3,500)	(2)	(4,367)
Other expenses, (income) net	(2,814)	131			(2,683)

Total costs and expenses	409,963	(71,995)	(3,500)		334,468

Earnings before income taxes	48,902	(4,517)	3,500		47,885
Income taxes	17,622	(2,400)	1,323	(3)	16,545

Net earnings	$31,280	(2,117)	2,177		31,340

Earnings per share:

Basic	$1.22				$1.22

Diluted	$1.19				$1.19

Average common shares outstanding:

Basic	25,718				25,718

Diluted	26,386				26,386

Pro Forma Adjustments:

1.	The elimination of operating results, assets sold to and liabilities assumed by Illinois Tool Works reflect the terms of the Agreement.

2.	Represents an adjustment of interest income assuming the net cash proceeds were received at the beginning of the period.

3.	Represents the tax expense impact on the pro forma adjustments.

Unaudited Pro Forma Consolidated Statement of Operations—Nine Months Ended June 30, 2007

		(1)
		Filtertek (Excluding
(Dollars in thousands, except per share amounts)	ESCO Historical	Tek Pak)	Pro Forma Adjs		ESCO Pro Forma
Net Sales	$365,404	(60,593)			304,811
Cost and Expenses:
Cost of sales	242,965	(49,634)			193,331
SG&A	91,348	(8,310)			83,038
Amortization of intangible assets	7,900	(342)			7,558
Interest expense (income)	(725)	99	(2,625)	(2)	(3,251)
Other expenses, (income) net	1,835	72			1,907

Total costs and expenses	343,323	(58,115)	(2,625)		282,583

Earnings before income taxes	22,081	(2,478)	2,625		22,228
Income taxes	4,990	(865)	982	(3)	5,107

Net earnings	$17,091	(1,613)	1,643		17,121

Earnings per share:

Basic	$0.66				$0.66

Diluted	$0.65				$0.65

Average common shares outstanding:

Basic	25,904				25,904

Diluted	26,482				26,482

Pro Forma Adjustments:

1.	The elimination of operating results, assets sold to and liabilities assumed by Illinois Tool Works reflect the terms of the Agreement.

2.	Represents an adjustment of interest income assuming the net cash proceeds were received at the beginning of the period.

3.	Represents the tax expense impact on the pro forma adjustments.

Unaudited Pro Forma Consolidated Balance Sheet—June 30, 2007

		(1)
		Filtertek (Excluding
(Dollars in thousands)	ESCO Historical	Tek Pack)	Pro Forma Adjs		ESCO Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$21,884	2,081	70,000	(2)	93,965
Accounts receivable, net	101,579	(12,320)			89,259
Costs and estimated earnings on long-term contracts	5,039	0			5,039
Inventories	67,994	(11,077)			56,917
Other current assets	56,136	(5,873)			50,263

Total current assets	252,632	(27,189)	70,000		295,443

Property, plant and equipment, net	74,611	(26,892)			47,719
Goodwill	144,435	(24,709)			119,726
Other assets	82,110	(1,934)			80,176

	$553,788	(80,724)	70,000		543,064

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings and current maturities of long-term debt	$676	(676)			0
Accounts payable	53,448	(7,735)			45,713
Advance payments on L-T contracts	5,623	0			5,623
Accrued other expenses	46,361	(4,755)			41,606

Total current liabilities	106,108	(13,166)	0		92,942

Other liabilities	50,478	(4,856)			45,622

Total liabilities	156,586	(18,022)	0		138,564

Shareholders’ equity	397,202	(62,702)	70,000	(3)	404,500

	$553,788	(80,724)	70,000		543,064

Pro Forma Adjustments:

1.	The elimination of operating results, assets sold to and liabilities assumed by Illinois Tool Works reflect the terms of the Agreement.

2.	Represents the estimated net proceeds of the transaction after deducting estimated professional fees relating to the transaction and the estimated taxes of the transaction.

3.	Represents the $7M estimate of the net gain to be recorded as a result of the divestiture and the $63M elimination of Filtertek’s equity. The estimated gain may change upon final determination and settlement of post-closing adjustments and other divestiture related costs.

d) Exhibits.

Exhibit
Number
2.1	Stock Purchase Agreement, dated November 25, 2007, by and among ESCO Technologies Holding Inc., ESCO Technologies Inc. and Illinois Tool Works Inc.

99.1	Press Release regarding ESCO Technologies Inc.’s partial divestiture of Filtertek Inc., dated November 26, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO Technologies Inc.

Date: November 28, 2007
	By:	/s/ G.E. Muenster
G.E. Muenster
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated November 25, 2007, by and among ESCO Technologies Holding Inc., ESCO Technologies Inc. and Illinois Tool Works Inc.

99.1	Press Release regarding ESCO Technologies Inc.’s partial divestiture of Filtertek Inc., dated November 26, 2007.